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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of United States Cellular Corporation of our report dated January 25, 2002 on the consolidated financial statements of United States Cellular Corporation and Subsidiaries, (the "Company") included in the Company's 2001 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 25, 2002 on the financial statement schedules of the Company and to the incorporation by reference of such reports into the Company's previously filed S-3 Registration Statements, File No. 33-58911, File No. 333-32521, into the Company's previously filed S-4 Registration Statement, File No. 33-41826, and into the Company's previously filed S-8 Registration Statements, File No. 33-42558, File No. 333-57063, File No. 333-42366, File No. 333-19403 and File No. 333-76455.



ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 2002